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                                                           EXHIBIT 10.36

                             EMPLOYMENT AGREEMENT

          This AGREEMENT, made effective as of May 30, 1992, between Cygnus Therapeutic Systems (the "Company"), and Alan F. Russell ("Executive").


                                   RECITALS

          The Company desires to engage the services and employment of Executive on its own behalf for the period provided in this Agreement, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

          The execution of this Agreement has been duly authorized by the Board of Directors of the Company ("Board").

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. EMPLOYMENT. The Company agrees to employ Executive and Executive agrees to accept employment by the Company, and upon the other terms and conditions herein provided.

2. POSITION AND RESPONSIBILITIES. During the period of his employment hereunder, Executive agrees to serve the Company and the Company shall employ Executive as its Vice President, Scientific Affairs.

3.        TERM.

          (a) TERM OF EMPLOYMENT. The period of Executive's employment under this Agreement shall commence on May 4, 1992, and shall continue from day to day until and unless Executive is terminated for cause as specified in paragraph 6 (a) below.

4.        COMPENSATION AND REIMBURSEMENT OF EXPENSES; OTHER BENEFITS.

          (a) COMPENSATION. The Company shall compensate Executive during the term of this Agreement as follows:

                    (i)  BASE SALARY.  A base salary, adjusted as provided in
          Section 4 (a) (iv), ("Base Salary") of not less than One Hundred Sixty Thousand Dollars ($160,000) per year in bi-monthly installments;

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                    (ii) STOCK BENEFITS AND INDIVIDUAL BONUSES.  Executive
          shall also have the option to purchase 95,000 shares of Company stock, at the price at which the stock is traded on NASDAQ, on Monday, May 5, 1992. These options shall vest over a four year period on a monthly basis. Upon performance of his duties in a satisfactory manner, Executive shall be eligible to receive a bonus payment of up to 20 percent of his annual salary as an annual bonus.

                    (iii) OTHER BENEFITS. During the period of employment under this Agreement, Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefore, including, without limitation, group health and life insurance benefits and participation in the Company's profit sharing, pension, stock purchase and stock option plans, and the Company agrees that none of such benefits shall be altered in any manner in such a way as to reduce any existing entitlement of Executive thereunder;

                    (iv) BASE SALARY INCREASES. The Company agrees to review Executive's Base Salary within twelve (12) months after his date of employment and annually thereafter, or within the time period prescribed in salary administration practices applied to all officers of the Company. The Company agrees that the Executive's annual Base Salary increases shall be in amounts which shall be no less than 5% per annum, except in the event of a Company-wide salary freeze.

(b) REIMBURSEMENT OF AUTO AND OTHER EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel and other expenses, including auto operating expenses (including registration, insurance, maintenance and telephone expenses), incurred by Executive in performing his obligations under this Agreement.

5.        BENEFITS PAYABLE UPON DISABILITY OR DEATH.

          (a) DISABILITY. If during the term of this Agreement Executive should fail to perform his duties hereunder on account of illness or other incapacity which the Board shall in good faith determine renders Executive incapable of performing his duties hereunder, and such illness or other incapacity shall continue for a period of more than 6 months, the Company shall have the right, upon written notice to Executive to terminate this Agreement; provided, however, that in such event Executive shall be entitled to receive the then Base Salary and other benefits due under Section 4 hereof for a period of six months following such termination. Executive shall also be entitled to disability payments and coverage upon the basis available to Company employees under, and subject to the terms and provisions of, disability benefit plans of Company which may from time to time be in effect and applicable to employees.

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6.        TERMINATION BY COMPANY.

          (a) TERMINATION FOR CAUSE. Except as otherwise provided herein, the Company may terminate the employment of Executive "for Cause" upon written notice to Executive specifying the cause of termination. If Executive is terminated for cause pursuant to this Section 6 (a), his then current Base Salary shall be paid on a prorated basis to the date of termination. For purposes of this Agreement, "for Cause" shall mean the discharge resulting from a determination by the Company that Executive (i) has been convicted of a crime involving moral turpitude, including fraud, theft or embezzlement, (ii) has failed or refused (in a material respect) to follow the reasonable policies or directives established by the Board of Directors of the Company, which failure or refusal continues for thirty (30) days following written notice thereof to Executive, or (iii) has willfully and persistently failed to attend to material duties or obligations imposed on him under this Agreement which failure continues for thirty (30) days following written notice thereof to Executive.

          (b) TERMINATION WITHOUT CAUSE. The Company may terminate the employment of Executive without cause at any time upon written notice to Executive; provided, however, that the Company shall be obligated to pay Executive, as severance, an amount equal to the Base Salary for the period of one year, which amount shall be due in a single lump sum within thirty (30) days of the date of termination.

7.        TERMINATION BY EXECUTIVE.


          (a) RESIGNATION FOR GOOD REASON. If Executive terminates his employment hereunder for Good Reason (as hereinafter defined), he shall be entitled to the benefits set forth herein applicable to termination without Cause as set forth in Section 6(b) hereof. For the purposes of this Agreement, "Good Reason" shall mean:

                    (i) assignment to the Executive of duties inconsistent with his responsibilities as they existed on the date of this Agreement, a substantial alteration in the title of Executive or substantial alteration in the status of Executive in the Company organization;

                    (ii) reduction by the Company in the Executive's Base
          Salary;

                    (iii) failure by the Company to continue in effect, without substantial change, any benefit plan or arrangement in which Executive was participating or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any benefit plan;

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                    (iv) any material breach by the Company of any provision of this Agreement without the Executive having committed any material breach of his obligations hereunder; or

                    (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

8. TERMINATION AFTER CORPORATE CHANGES. In the event that during the Employment Term:

          (a) There is an acquisition of the Company by merger, sale of all or substantially all of the Company's assets, or purchase of 51% or more of the voting stock of the Company, or other reorganization resulting in a change of a majority or more of the ownership of the Company's voting stock (any such action hereinafter to be referred to as a "Change of Control") whether or not such Change of Control was caused or could have been prevented by acts of the Company, and whether or not in each case Executive shall have voted for such Change of Control as a director or shareholder or consented thereto expressly or in writing; or

          (b) The Company substantially changes its principal line of business, and whether or not Executive shall have voted for such a change as a director or shareholder or consented thereto expressly and in writing, and if after such change, (i) Executive's employment is terminated by the Company other than on account of Executive's death or disability or for Cause as set forth in Section 6 (a) hereof, or (ii) Executive terminates his employment hereunder for Good Reason as set forth in Section 7 (a) hereof, then:

                    (i) Vesting of Executive Stock Options shall immediately accelerate, and all options shall, on the date of the acquisition or change, be fully exercisable.

                    (ii) The Company shall arrange to provide Executive, for a six-month period (or such shorter period as Executive may elect), with disability, accident, life and health insurance substantially similar to those insurance benefits which Executive was receiving immediately prior to termination. Benefits otherwise receivable by Executive pursuant to this Section 8 (b) (ii) shall be reduced to the extent comparable benefits are actually received by Executive during such six-month period following his termination (or such shorter period elected by Executive), and any such benefits actually received by Executive shall be reported to the Company.

9. COMPANY'S INSURANCE ON EXECUTIVE. The Company may secure in its own name, or otherwise, and at its own expense, life, health, accident and other insurance covering Executive, or Executive and others. Executive agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other

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examinations and by signing, as the insured, such applications and other instruments in writing as may be reasonably required by the insurance companies to which application is made for such insurance. Executive agrees that he shall have no right, title or interest in or to any insurance policies or the proceeds thereof which the Company may so elect to take out or to continue on his life, except as set forth in Section 10 below.

10.       SUCCESSOR AND HEIRS.

          (a) The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment has taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement shall insure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should die while any amounts are still payable hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

11. NON-WAIVER, COMPLETE AGREEMENT, GOVERNING LAW. No provisions of this Agreement may be modified, waived or discharged except in writing signed by both parties. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12. LEGAL FEES AND EXPENSES. The Company shall pay all reasonable legal fees and expenses which Executive may incur as a result of the Company's contesting the validity, enforceability or Executive's good faith interpretation of, or good faith determination under, this Agreement; provided, however, that the Company shall not pay any legal fees and expenses incurred by Executive in contesting the termination of Executive's employment for Cause or asserting that his resignation was for Good Reason if, as a result of such contest, it is determined that the Executive was in fact terminated for Cause, or that he did not resign his employment for Good Reason.

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13.       SEVERABILITY.  The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to by an original but all of which together shall constitute one of the same instrument.

          IN WITNESS WHEREOF, the Executive and the Company (pursuant to a resolution of its Board adopted at a duly constituted meeting) have executed this Agreement, effective as of the date first above written.

                              CYGNUS THERAPEUTIC SYSTEMS



                              By:     /s/ Gregory B. Lawless
                                      ------------------------------

                              Name:   Gregory B. Lawless
                                      ------------------------------

                              Title:  President and CEO
                                      ------------------------------



                                        /s/ Alan F. Russell
                                      ------------------------------
                                        Alan F. Russell